AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2020
REGISTRATION NO. 333-249219

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. MICHAEL LOW, ESQ.
c/o KUTAK ROCK LLP
8601 North Scottsdale Road, Suite 300
Scottsdale, Arizona 85253-2738
(480) 429-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
DOUGLAS E. SCULLY
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 925-6960

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ¬
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ¬
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ¬
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ¬
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ¬
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	x	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¬
_______________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Market Value Adjusted Annuity Contracts	$2,000,000,000	$1.00	$6,850,343,137	$0

(1)	The amount to be registered and the proposed maximum offering price per unit are not applicable because the securities are not issued in predetermined amounts or units.
(2)	A filing fee of $259,600 was paid in connection with the registration of $2,000,000,000 of interests in market value adjusted annuity contracts with Registration Statement File No. 333-249219 filed on October 1, 2020. As a result, there is no additional filing fee now due. In addition, we are carrying over to this registration statement $4,850,343,137 of unsold securities from registration (333-220118 and 333-220116) filed on September 29, 2017, for which the filing fee of $562,155 previously was paid. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.
Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement. Pruco Life Insurance Company incorporates by reference its annual report for the year ending December 31, 2019 on Form 10-K and its quarterly reports on Form 10-Q filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Pruco Life Insurance Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. As disclosed in Note 11, “REVISION TO PRIOR YEAR INFORMATION”, to the Consolidated Financial Statements in its Quarterly Report on Form 10-Q for the period ended June 30, 2020 and September 30, 2020, the Company has revised certain prior period amounts in the Consolidated Statements of Cash Flows to correct an immaterial error identified in the presentation of certain cash flow activity related to policyholders’ account balances. Similarly, the Company will revise the prior periods presented within the Annual Report on Form 10-K for the year ended December 31, 2020. The impact to the previously issued consolidated financial statements was not considered material. However, to improve comparability with future periods, the Company decided to revise the affected periods of the Consolidated Statements of Cash Flows within the second and third quarter 10-Q filings for the Company.
The following tables illustrate the effects of the revision for the affected periods Consolidated Statements of Cash Flows impact.

Consolidated Statements of Cash Flows Impact

($ in Thousands)

	Year-To-Date As Of
	December 31, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$ (126,300)	$ 73,142	$ (53,158)
Cashflows from (used in) operating activities	(253,555)	73,142	(180,413)

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(3,568,340)	0	(3,568,340)
Other, net	0	(73,142)	(73,142)
Cashflows from (used in) financing activities	491,393	(73,142)	418,251

	Year-To-Date As Of
	September 30, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$ (238,049)	$ 141,315	$ (96,734)
Cashflows from (used in) operating activities	(330,633)	141,315	(189,318)

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(2,613,749)	(88,059)	(2,701,808)
Other, net	0	(53,256)	(53,256)

Cashflows from (used in) financing activities	664,916	(141,315)	523,601

	Year-To-Date As Of
	June 30, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$ (135,809)	$ 102,924	$ (32,885)
Cashflows from (used in) operating activities	(41,058)	102,924	61,866

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(1,712,728)	(65,099)	(1,777,827)
Other, net	0	(37,825)	(37,825)
Cashflows from (used in) financing activities	446,736	(102,924)	343,812

	Year-To-Date As Of
	December 31, 2018
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$ (116,675)	$ 67,637	$ (49,038)
Cashflows from (used in) operating activities	23,147	67,637	90,784

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	3,135,714	0	3,135,714
Other, net	0	(67,637)	(67,637)
Cashflows from (used in) financing activities	717,599	(67,637)	649,962
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Because the Annuities in which the securities described in this registration statement are no longer for sale, the only securities sold will be to existing contract owners. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777
Market Value Adjusted Fixed Allocation Investment Option Under Certain Variable Annuity Contracts
PROSPECTUS: December 22, 2020.
This prospectus describes the Fixed Allocation investment option with a market value adjustment (the “MVA Fixed Allocation”) available as an investment option under the following annuity contracts (the “Annuities” or the “Annuity”) issued by Pruco Life Insurance Company ("Pruco Life," “Prudential Annuities®,” “we,” “our,” or “us”):
PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)
(For Annuities purchased prior to February 25, 2013)
PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)
(For Annuities issued on or after February 25, 2013)
PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)
Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)
(For Annuities issued on or after February 25, 2013)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)
Flexible Premium Deferred Annuities Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits and Legacy Protection Plus Optional Death Benefit
(For Annuities issued on or after February 10, 2014)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY
(For Annuities purchased prior to February 25, 2013)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY
(For Annuities issued on or after February 25, 2013)
Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v2.1 Optional Benefits
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY
Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits and Legacy Protection Plus Optional Death Benefit
(For Annuities issued on or after February 10, 2014)
PRUDENTIAL MyRockSM ADVISOR VARIABLE ANNUITY
Flexible Premium Deferred Annuity Offering Optional Living Benefit and Optional Death Benefit
PRUDENTIAL PREMIER® INVESTMENT VARIABLE ANNUITYSM (“B SERIES”)
PRUDENTIAL PREMIER® INVESTMENT VARIABLE ANNUITYSM (“C SERIES”)
Flexible Premium Deferred Annuities
STRATEGIC PARTNERSSM ANNUITY ONE 3 VARIABLE ANNUITY
STRATEGIC PARTNERSSM FlexElite VARIABLE ANNUITY
STRATEGIC PARTNERSSM PLUS 3 VARIABLE ANNUITY
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY X SERIESSM (“X SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)
(For Annuities purchased prior to February 25, 2013)

If you are receiving this prospectus, it is because you currently own one of the Annuities listed above. This prospectus is being provided for informational or educational purposes only and does not consider the investment objectives or financial situation of any contract owner or prospective contract owners. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional. Additional information about each of the Annuities can be found in the prospectus describing that annuity (the "Annuity Prospectus"). For a copy of any Annuity Prospectus visit: www.prudential.com or call us at 1-888-PRU-2888.

MVA-PRUCO-MODEL1

This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Fixed Allocation under your contract. The description of the MVA Fixed Allocation’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Fixed Allocation are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.

PLEASE READ THIS PROSPECTUS
Please read this prospectus and keep it for future reference. This prospectus should be read in connection with the prospectus for your Annuity (the “Annuity Prospectus”), which describes the Annuity and its benefits, terms, and investment options other the MVA Fixed Allocation. The Annuity Prospectus describes other investment options available under the Annuity, which are not subject to a Market Value Adjustment.
RISK FACTORS
Please refer to the Risk Factors section on page 2 of this prospectus.
MARKET VALUE ADJUSTED FIXED ALLOCATION INVESTMENT
The Market Value Adjusted Fixed Allocation Investment described in this prospectus is only available if you have purchased one of the Annuities listed above. If you allocate a portion of your Annuity Contract Value and/or premium to the Market Value Adjusted Fixed Allocation Investment, we credit a fixed interest rate to the MVA Fixed Allocation so long as you remain invested for a set period of time called a “Guarantee Period.” If you withdraw or transfer assets from the Market Value Fixed Adjusted Fixed Allocation Investments more than 30 days prior to the end of the Guarantee Period, we will apply a Market Value Adjustment, which may increase or decrease your initial amount invested.
Market Value Adjusted Fixed Allocation Investments are supported by our general account and are subject to our claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities.
AVAILABLE INFORMATION
In compliance with U.S. law, Pruco Life Insurance Company delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
The Annuities and the MVA Fixed Allocation are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, and are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 or WWW.PRUDENTIAL.COM

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Glossary of Terms
We set forth here definitions of some of the key terms used throughout this prospectus.
Account Value: The value of your allocations to investment options under your Annuity, including your allocation to the MVA Fixed Allocation. The specific calculation of Account Value of your Annuity is set forth in your Annuity Prospectus.
Company: Pruco Life Insurance Company.
Crediting Rate: The rate we credit under the MVA Fixed Allocation option.
Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period. This prospectus covers Fixed Allocations that are subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation (MVA Fixed Allocation). Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.
Guaranteed Minimum Interest Rate: The minimum interest rate we guarantee under the MVA Fixed Allocation option. It is disclosed in your contract.
Interim Value: The value of the MVA Fixed Allocations on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the MVA Fixed Allocation plus all interest credited to the MVA Fixed Allocation as of the date calculated, less any transfers or withdrawals from the MVA Fixed Allocation. The interim value does not include the effect of any MVA.
Maturity Date: The last day of the Guarantee Period.
MVA or Market Value Adjustment: A market value adjustment used in the determination of value of an MVA Fixed Allocation on any day more than 30 days prior to the Maturity Date of such MVA Fixed Allocation.
MVA Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period that is subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation. Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or individual named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity who has the rights and benefits designated as to the “Participant” in the certificate.
Short-term MVA Fixed Allocations: MVA Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term MVA Fixed Allocation.
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Risk Factors
An allocation to an MVA Fixed Allocation has various risks associated with it. Before allocating to an MVA Fixed Allocation, you should carefully consider and evaluate all of the risks and other important information contained in this prospectus and in the documents we incorporate by reference into this prospectus, including our latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by such report and any of the other periodic reports we file as required under the Exchange Act. Our reports include specific information related to risk factors. Some of those risk factors are discussed below.
Investment Risk: We are exposed to investment risk through our investments, which primarily consist of public and private fixed maturity securities, commercial mortgage and other loans, equity securities and alternative assets including private equity, hedge funds and real estate. We are also exposed to investment risk through a potential counterparty default.
Investment risk may result from: (1) economic conditions; (2) adverse capital market conditions, including disruptions in individual market sectors or a lack of buyers in the marketplace; (3) volatility; (4) credit spread changes; (5) benchmark interest rate changes; and (6) declines in value of underlying collateral. These factors may impact the credit quality, liquidity and value of our investments and derivatives, potentially resulting in higher capital charges and unrealized or realized losses. Also, certain investments we hold, regardless of market conditions, are relatively illiquid and our ability to promptly sell these assets for their full value may be limited. Additionally, our valuation of investments may include methodologies, inputs and assumptions which are subject to change and different interpretation and could result in changes to investment valuations that may materially impact our results of operations or financial condition.
Insurance Risk: We have significant liabilities for policyholders' benefits which are subject to insurance risk. Insurance risk is the risk that actual experience deviates adversely from our insurance assumptions, including mortality and policyholder behavior assumptions. We provide a variety of insurance products that are designed to help customers protect against a variety of financial uncertainties. Our insurance products protect customers against their potential risk of loss by transferring those risks to the Company, where those risks can be managed more efficiently through pooling and diversification over a larger number of independent exposures. During this transfer process, we assume the risk that actual losses experienced in our insurance products deviates significantly from what we expect. More specifically, insurance risk is concerned with the deviations that impact our future liabilities. Our profitability may decline if mortality experience or policyholder behavior experience differ significantly from our expectations when we price our products. In addition, if we experience higher than expected claims our liquidity position may be adversely impacted, and we may incur losses on investments if we are required to sell assets in order to pay claims. If it is necessary to sell assets at a loss, our results of operations and financial condition could be adversely impacted.
Interest Rate Risk: Our insurance and annuity products, and our investment returns, are subject to interest rate risk, which is the risk of loss arising from asset/liability duration mismatches within our general account investments. The risk of mismatch in asset/liability duration is mainly driven by the specific dynamics of product liabilities. Some product liabilities are expected to have only modest risk related to interest rates because cash flows can be matched by available assets in the investable space. The interest rate risk emerges primarily from their tail cash flows (30 years or more), which cannot be matched by assets for sale in the marketplace, exposing the Company to future reinvestment risk. In addition, certain of our products provide for recurring premiums which may be invested at interest rates lower than the rates included in our pricing assumptions. Market-sensitive cash flows exist with other product liabilities including products whose cash flows can be linked to market performance through secondary guarantees, minimum crediting rates, and/or changes in insurance assumptions.
Our exposure to interest rates can manifest over years as in the case of earnings compression or in the short term by creating volatility in both earnings and capital. For example, some of our products expose us to the risk that changes in interest rates will reduce the spread between the amounts that we are required to pay under contracts and the rate of return we are able to earn on our general account investments supporting these contracts. When interest rates decline or remain low, as they have in recent years, we must invest in lower-yielding instruments, potentially reducing net investment income and constraining our ability to offer certain products. This risk is increased as more policyholders may retain their policies in a low rate environment. Since many of our policies and contracts have guaranteed minimum crediting rates or limit the resetting of crediting rates, the spreads could decrease or go negative.
Alternatively, when interest rates rise, we may not be able to replace the assets in our general account with the higher-yielding assets as quickly as needed to fund the higher crediting rates necessary to keep these products and contracts competitive. It is possible that fewer policyholders may retain their policies and annuity contracts as they pursue higher crediting rates, which could expose the Company to losses and liquidity stress.
Our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a key rate duration profile that is approximately equal to the key rate duration profile of our liability and surplus benchmarks; however, these benchmarks are based on estimates of the liability cash flow profiles which are complex and could turn out to be inaccurate, especially when markets are volatile. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment.
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Liquidity Risk: As a financial services company, we are exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due. Liquidity risk is a manifestation of events that are driven by other risk types (market, insurance, investment, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources may be unavailable or inadequate to satisfy the liquidity demands.
Enterprise Operational Risks - Our operations are exposed to the risk of loss resulting from inadequate or failed processes or systems, human error or misconduct, and as a result of external events. An operational risk failure may result in one or more actual or potential impacts to the Company. Operational risk may be elevated as a result of organizational changes.
Key enterprise operational risks include the following:
We are subject to business continuation risk, which is the risk that our systems and data may be disrupted. We depend heavily on our telecommunication, information technology and other operational systems and on the integrity and timeliness of data we use to run our businesses and service our customers. These systems may fail to operate properly or become disabled as a result of events or circumstances wholly or partly beyond our control. Further, we face the risk of operational and technology failures by others, including clearing agents, exchanges and other financial intermediaries and of vendors and parties to which we outsource the provision of services or business operations. We may experience a business continuation event as a result of:
•Severe pandemic, either naturally occurring or intentionally manipulated pathogens.
•Geo-political risks, including armed conflict and civil unrest.
•Terrorist events.
•Significant natural or accidental disasters.
•Cyber attacks
We are subject to the risk that we may not adequately maintain information security. There continues to be significant and organized cyber-attack activity against western organizations, including but not limited to the financial services sector and no organization is fully immune to cyber-attacks. Risks related to cyber-attack arise in the following areas:
•Protecting both “structured” and “unstructured” sensitive information is a constant need. However, some risks cannot be fully mitigated using technology or otherwise.
•Unsuspecting employees represent a primary avenue for external parties to gain access to our network and systems. Many attacks, even from sophisticated actors, include rudimentary techniques such as coaxing an internal user to click on a malicious attachment or link to introduce malware or steal their username and password.
•Insurance and retirement services companies are increasingly being targeted by hackers and fraudulent actors seeking to monetize personally identifiable information or extort money.
•Nation-state sponsored organizations are engaged in cyber-attacks but not only for monetization purposes. Nation states appear to be motivated by the desire to gain information about foreign citizens and governments or to influence or cause disruptions in commerce or political affairs.
•We have also seen an increase in non-technical attempts to commit fraud or solicit information via call centers and interactive voice response systems, and we anticipate the attempts will become more common.
•We rely on third parties to provide services as described further below. While we have certain standards for all vendors that provide us services, our vendors, and in turn, their own service providers, may become subject to a security breach, including as a result of their failure to perform in accordance with contractual arrangements.
We may not adequately ensure the privacy of sensitive data. In the course of our ordinary business we collect, store and share with various third-parties (e.g., service providers, reinsurers, etc.) substantial amounts of private and confidential information, including in some instances sensitive health-related information. We are subject to the risk that the privacy of this information may be compromised, including as a result of an information security breach described above. Any compromise or perceived compromise of our security by us or by one of our vendors could damage our reputation, cause the termination of relationships with distributors, government-run health insurance exchanges, marketing partners and insurance carriers, reduce demand for our services and subject us to significant liability and expense as well as regulatory action and lawsuits, which would harm our business, operating results and financial condition.
Third parties (outsourcing providers, vendors and suppliers) present added operational risk to our enterprise. The Company's business model relies heavily on the use of third parties to deliver contracted services in a broad range of areas. This presents the risk that the Company is unable to meet legal, regulatory, financial or customer obligations because third parties fail to deliver contracted services, or that the Company is exposed to reputational damage because third parties operate in a poorly controlled manner. We use affiliates and
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third-party vendors located outside the U.S. to provide certain services and functions, which also exposes us to business disruptions and political risks as a result of risks inherent in conducting business outside of the U.S.
Affiliate and third-party distributors of our products present added regulatory, competitive and other risks to our enterprise Our products are sold primarily through our captive/affiliated distributors and third-party distributing firms. Our captive/affiliated distributors are made up of large numbers of decentralized sales personnel who are compensated based on commissions. The third-party distributing firms generally are not dedicated to us exclusively and may frequently recommend and/or market products of our competitors. Accordingly, we must compete intensely for their services. Our sales could be adversely affected if we are unable to attract, retain or motivate third-party distributing firms or if we do not adequately provide support, training, compensation, and education to this sales network regarding our products, or if our products are not competitive and not appropriately aligned with consumer needs. While third-party distributing firms have an independent regulatory accountability, some regulators have been clear with expectations that product manufacturers retain significant sales risk accountability.
Business Model Risk: We are subject to the risk of events that can cause our fundamental business model to change, either through a shift in the businesses in which we are engaged or a change in our execution. In addition, tactical risks may become strategic risks. For example, we must consider the impact of the prolonged low interest rate environment on new product development and continued sales of interest sensitive products.
Regulatory Risk: Changes in the regulatory landscape may be unsettling to our business model. New laws and regulations are being considered in the U.S. and our other countries of operation at an increasing pace, as there has been greater scrutiny on financial regulation over the past several years. Proposed or unforeseen changes in law or regulation may adversely impact our business. For example, the following areas are active in regulatory rule making :
•Financial sector regulatory reform.
•U.S. federal, state and local tax laws.
•Fiduciary rules and other standards of care.
•Our regulation under U.S. state insurance laws and developments regarding group-wide supervision and capital standards, accounting rules, RBC factors for invested assets and reserves for variable annuities and other products.
•Privacy and cybersecurity regulation.
Claims Paying Ability Risk. MVA Fixed Allocation investments are supported by our general account and are subject to our claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.
Additional responsive information is incorporated by reference to Part II, Item 1A in the Company’s Quarterly Report on Form 10-Q, SEC File No. 033-37587, for the period ending September 30, 2020. A pandemic such as COVID-19 and its impacts were contemplated in many of the risk factors set forth under "Item 1A. Risks Factors’’ in that report. Currently, it is not possible to reliably estimate the length and severity of the pandemic or its impact to our operations, but the effects could be material.
Allocating Your Account Value to the MVA Fixed Allocation
For whom might the MVA Fixed Allocation Option be appropriate?
The MVA Fixed Allocation Option may be appropriate for investors in the Variable Annuities who seek a fixed rate of return on either all or a portion of their Account Value either through long-term MVA options of generally 3 to 10 years, or short-term DCA options that permit periodic investment into equity allocations over a period of less than 1 year. The MVA Fixed Allocation Option may not be appropriate for investors who may need access to their money before the end of the Guarantee Period.
How Do the MVA Fixed Allocations Work?
We credit a fixed interest rate to the MVA Fixed Allocation so long as you remain invested for a set period of time called a “Guarantee Period.” The last day of the Guarantee Period is called the “Maturity Date.” MVA Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make MVA Fixed Allocations of different durations available in the future, including MVA Fixed Allocations offered exclusively for use with certain optional investment programs. MVA Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.
The interest rate credited to an MVA Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change so long as you remain invested for the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates, in our sole discretion, for the various Guarantee Periods. At the time that we confirm your MVA Fixed Allocation, we will advise you of the interest rate in effect and the Maturity Date. We may change the rates we credit to MVA Fixed Allocations at any time. Any change in interest rate
4

does not affect MVA Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for MVA Fixed Allocations, please contact our Annuity Service Center at 1-888-PRU-2888 or at www.prudential.com.
A Guarantee Period for an MVA Fixed Allocation begins:
•when all or part of a net purchase payment is allocated to a particular Guarantee Period;
•upon transfer of any of your Account Value to an MVA Fixed Allocation for a particular Guarantee Period; or
•when you “renew” an MVA Fixed Allocation by electing a new Guarantee Period.
To the extent permitted by law, we may establish different interest rates for MVA Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available.
Prudential Annuities may offer MVA Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term MVA Fixed Allocation (“Short-term MVA Fixed Allocations”). Short-term MVA Fixed Allocations may only be established with your initial purchase payment or additional purchase payments. You may not transfer existing Account Value to a Short-term MVA Fixed Allocation. We reserve the right to terminate offering these special purpose MVA Fixed Allocations at any time.
On the Maturity Date of the Short-term MVA Fixed Allocation, the remaining Account Value will be transferred to the investment options you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. Short-term MVA Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or make an unscheduled transfer of any Account Value from the Short-term MVA Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.
How Do You Determine Rates For the MVA Fixed Allocations?
We do not have a specific formula for determining the fixed interest rates for MVA Fixed Allocations. Generally, the interest rates we offer for MVA Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the insurance charge that we deduct from Account Value allocated to other investment options, as described in your Annuity Prospectus. For some of the same reasons that we deduct the insurance charge against the Account Value allocated to other investment options, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Fixed Allocations, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.
We will credit interest on a new MVA Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to MVA Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.
The interest rate we credit for an MVA Fixed Allocation may be subject to a minimum rate which may vary by state. In certain states, the interest rate may be subject to a minimum under state law or regulation.
How Does the Market Value Adjustment Work?
If you transfer or withdraw Account Value from an MVA Fixed Allocation more than 30 days before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a “Market Value Adjustment” or “MVA”. The Market Value Adjustment may be positive or negative, meaning it may increase or decrease your initial investment into the account, if you transfer or withdraw an MVA Fixed Allocation more than 30 days before the end of the Guarantee Period.
Generally, if yields are lower at the time of MVA application than they were at the beginning of the Guarantee period, the MVA will be positive. Generally, if yields are higher at the time of MVA application than they were at the beginning of the Guarantee period, the MVA will be negative.
FORMULA FOR LONG-TERM MVA OPTIONS
The MVA formula is applied separately to each MVA Option to determine the Account Value on a particular date.
The MVA factor is equal to:
[(1+I)/(1+J+K)]^(N/12)

where:

I =	the Crediting Rate for the MVA Option;

J =	the rate for the remaining Guarantee Period, determined as described below;

K =	the Liquidity Factor*, which is 0.0025; and

N =	the number of months remaining in the Guarantee Period, rounded up to the nearest whole month
* For contracts issued in Connecticut, on or after August 20, 2012, the Liquidity Factor used in the MVA formula equals zero (0).

For the purposes of determining “J”,

Y	=	N /12

GP1	=	the smallest whole number of years greater than or equal to Y.

r1	=	the rate for Guarantee Periods of duration GP1, which will equal the Crediting Rate if the Guarantee Period duration is currently available.

GP2	=	the greatest whole number of years less than or equal to Y, but not less than 1.

r2	=	the rate for Guarantee Periods of duration GP2, which will equal the Crediting Rate if such Guarantee Period duration is currently available.
If we do not currently offer a Guarantee Period of duration GP1 or GP2, we will determine r1 and / or r2 by interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because such a Guarantee Period is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	=	the current Treasury spot rate for GP1 or GP2, respectively, and

(2)	=	the current Crediting Rate for the next longer Guarantee Period duration available, and

(3)	=	the current Treasury spot rate for the next longer Guaranteed Period duration available.
The term “current Treasury spot rate” means the rates at the time the Crediting Rates were last determined.
To determine “J”:
If Y is an integer and equal to a Guarantee Period duration that we currently offer, “j” is equal to the Crediting Rate associated with a Guarantee Period duration of Y years.
If Y is less than 1, then “J” = r2.
Otherwise, we determine “J” by interpolating between r1 and r2, using the following formula:

J	=	(R1 * (Y – GP2) + r2 * (GP1 – Y)) / (GP1 – GP2)
J is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.
We reserve the right to waive the liquidity factor set forth above.

MVA Examples For Long-Term MVA Options
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
•You allocate $100,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
•The Crediting Rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 2.50% (I = 2.50%).
•You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).
Example of Positive MVA
Assume that at the time you request the withdrawal, the Crediting Rate associated with the fixed allocation maturing on the Maturity Date is 1.50% (J = 1.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor	=	[(1+I)/(1+J+K)]^(N/12) = [1.025/1.0175][2] = 1.0148

Unadjusted Value	=	$107,689.06

Adjusted Account Value after MVA	=	Unadjusted Value × MVA Factor = $109,282.86
Example of Negative MVA
Assume that at the time you request the withdrawal, the Crediting Rate associated with the fixed allocation maturing on the Maturity Date is 3.50% (J = 3.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor	=	[(1+I)/(1+J+K)]N/12 = [1.025/1.0375][2] = 0.97605

Unadjusted Value	=	$107,689.06

Adjusted Account Value after MVA	=	Unadjusted Value x MVA Factor = $105,109.91

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS
The MVA formula is applied separately to each DCA MVA Option to determine the Account Value on a particular date.
The Market Value Adjustment Factor applicable to the MVA Options under the 6 or 12 Month Dollar Cost Averaging Program is as follows:
The MVA factor is equal to:
[(1+I)/(1+J+K)]^(N/12)

where:

I =
the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J =
the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K =	the Liquidity Factor*, currently equal to 0.0025; and

N =	the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.
*For contracts issued in Connecticut or Ohio, the Liquidity Factor equals zero (o).
If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.
We reserve the right to waive the Liquidity Factor.
What Happens When My Guarantee Period Matures?
The “Maturity Date” for an MVA Fixed Allocation is the last day of the Guarantee Period (note that the discussion in this section of Guarantee Periods is not applicable to the Fixed Allocations used with a dollar cost averaging program, the Benefit Fixed Rate Account, and the DCA Fixed Rate options, which are defined and explained in the Annuity Prospectus). Before the Maturity Date, you may choose to renew the MVA Fixed Allocation for a new Guarantee Period of the same or different length (based upon what is currently offered) or you may transfer all or part of that MVA Fixed Allocation’s Account Value to another MVA Fixed Allocation or to one or more investment options described in your Annuity Prospectus. We will not charge a MVA if you choose to renew an MVA Fixed Allocation on its Maturity Date or transfer the Account Value to one or more other investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all MVA Fixed Allocations that are being offered. The rates being credited to MVA Fixed Allocations may change before the Maturity Date.
If you do not specify how you want an MVA Fixed Allocation to be allocated on its Maturity Date, we will then transfer the Account Value in the MVA Fixed Allocation to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. You can then elect to allocate the Account Value to any other investment option.
Fees and Charges
Do Fees and Charges Apply to MVA Fixed Allocations?
There is no charge that applies specifically to the MVA Fixed Allocation. However, your Annuity is subject to a variety of charges, and those charges may vary depending on benefits and investment options selected. For more information, please see your Annuity Prospectus.
Valuing Your Investment in the MVA Fixed Allocation
How do you value MVA Fixed Allocations?

During the Guarantee Period, we use the concept of an Interim Value for the MVA Fixed Allocations. The Interim Value can be calculated on any day and is equal to the initial value allocated to an MVA Fixed Allocation plus all interest credited to an MVA Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any MVA. If you made any transfers or withdrawals from an MVA Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the value of an MVA Fixed Allocation on any day more than 30 days prior to its Maturity Date, we multiply the Account Value of the MVA Fixed Allocation times the MVA factor.
General Information
Who is Pruco Life?
Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is a direct wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under it's annuity contracts. As Pruco Life's ultimate parent, Prudential Annuities markets through and in conjunction with registered broker-dealers.
Pruco Life offers a wide array of annuities, including (1) deferred variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, Pruco Life has in force a relatively small block of variable life insurance policies and immediate variable annuities, but it no longer actively sells such policies.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
Who Distributes Annuities Offered by Pruco Life?
Prudential Annuities Distributors, Inc. (“PAD”), a wholly owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities, including the MVA Fixed Allocation. PAD acts as the distributor of a number of annuity and life insurance products and funds serving as investment options under those products. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”).
The MVA Fixed Allocation is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker-dealers who are registered under the Exchange Act.
Incorporation of Certain Documents by Reference
Pruco Life incorporates by reference into the prospectus its annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) for the fiscal year ended December 31, 2019. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference.These reports may be accessed on the SEC's internet site under SEC File Number 033-37587. Pruco Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see www.sec.gov). Our internet address is www.prudential.com.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Litigation and Regulatory Matters
Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. Considering the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s ability to meet its obligations under the Annuities and the MVA Fixed Allocations.

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$684,522.88
Registration Fee:	$0.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 2)

(4)(a) Market Value Adjustment Option Rider (J). (Note 2)

(4)(b) Market Value Adjustment Option Schedule (J). (Note 2)

(4)(c) Dollar Cost Averaging Option Rider (J). (Note 2)

(4)(d) Dollar Cost Averaging Schedule (J). (Note 2)

(4)(e) Market Value Adjustment Option Rider (XBLC and Advisor). (Note 2)

(4)(f) Market Value Adjustment Option Schedule (XBLC and Advisor). (Note 2)

(4)(g) Dollar Cost Averaging Option Rider (XBLC and Advisor). (Note 2)

(4)(h) Dollar Cost Averaging Schedule (XBLC and Advisor). (Note 2)

(4)(i) Market Value Adjustment Option Rider (PPI). (Note 12)

(4)(j) Dollar Cost Averaging Program Rider (PPI). (Note 2)

(4)(k) Strategic Partners Variable Annuity Contract VBON-2000. (Note 3)

(4)(l) Strategic Partners Variable Annuity Contract VDCA-2000. (Note 3)

(4)(m) Strategic Partners MVA Endorsement ORD 112805. (Note 3)

(4)(n) Strategic Partners FlexElite Variable Annuity Contract VFLX-2003. (Note 3)

(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)

(23) Written consent of Independent Registered Public Accounting Firm. (Note 1)

(24)(a) Power of Attorney for Dylan J. Tyson. (Note 1)

(24)(b) Power of Attorney for Susan M. Mann. (Note 1)

(24)(c) Power of Attorney for Nandini Mongia. (Note 1)

(24)(d) Power of Attorney for Candace J. Woods. (Note 1)

(24(e) Power of Attorney for Markus Coombs. (Note 1)

(24)(f) Power of Attorney for Caroline A. Feeney. (Note 1)

(24)(g) Power of Attorney for Salene Hitchcock-Gear. (Note 1)

(Note 1)     Filed herewith.
(Note 2)    Incorporated by reference to Form S-3A, Registration No. 333-220118, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.
(Note 3)    Incorporated by reference to Form S-3A, Registration No. 333-220116, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 15th day of December, 2020.
PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Dylan J. Tyson*
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Dylan J. Tyson*	Director, President and Chief Executive Officer	December 15, 2020
Dylan J. Tyson
Susan M. Mann*	Chief Financial Officer, Executive Vice President and Director (Principal Accounting Officer)	December 15, 2020
Susan M. Mann
Nandini Mongia*	Director	December 15, 2020
Nandini Mongia
Candace J. Woods*	Director	December 15, 2020
Candace J. Woods
Markus Coombs*	Director	December 15, 2020
Markus Coombs
Caroline A. Feeney*	Director	December 15, 2020
Caroline A. Feeney
Salene Hitchcock-Gear*	Director	December 15, 2020
Salene Hitchcock-Gear

By:	/s/ Elizabeth Gioia
Elizabeth Gioia

*	Executed by Elizabeth Gioia on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(5)	Opinion of Counsel as to legality of the securities being registered. (Filed Herewith)

(23)	Written consent of Independent Registered Public Accounting Firm. (Filed Herewith)

(24)(a)	Power of Attorney for Dylan J. Tyson. (Filed Herewith)

(24)(b)	Power of Attorney for Susan M. Mann. (Filed Herewith)

(24)(c)	Power of Attorney for Nandini Mongia. (Filed Herewith)

(24)(d)	Power of Attorney for Candace J. Woods. (Filed Herewith)

(24)(e)	Power of Attorney for Markus Coombs. (Filed Herewith)

(24)(f)	Power of Attorney for Caroline A. Feeney. (Filed Herewith)

(24)(g)	Power of Attorney for Salene Hitchcock-Gear. (Filed Herewith)